UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Introductory Note

On May 30, 2023, Viasat, Inc., a Delaware corporation (“Viasat”), purchased all of the issued and outstanding shares of Connect Topco Limited, a private company limited by shares and incorporated in Guernsey (“Inmarsat”), pursuant to the previously announced Share Purchase Agreement, dated as of November 8, 2021 (as amended, the “Purchase Agreement”), by and among Viasat, the shareholders of Inmarsat and the other parties thereto (collectively, the “Sellers”) in exchange for (i) cash consideration equal to $550.7 million, subject to adjustments, and (ii) approximately 46.36 million unregistered shares of common stock, par value $0.0001 per share, of Viasat (“Common Stock”), upon the terms and subject to the conditions set forth therein (the “Acquisition”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Viasat with the Securities and Exchange Commission (“SEC”) on November 8, 2021 and is incorporated herein by reference, and the letter agreement, dated as of April 11, 2023, by and among Viasat and the shareholders of Inmarsat party thereto, a copy of which was filed as Exhibit 2.1(A) to the Annual Report on Form 10-K filed by Viasat with the SEC on May 22, 2023 and is incorporated herein by reference.

The events described in this Current Report on Form 8-K took place in connection with the closing of the Acquisition.

Item 1.01.	Entry into a Material Definitive Agreement.

2023 Term Loan Facility

On May 30, 2023, Viasat entered into a Credit Agreement by and among Viasat (as borrower), Bank of America, N.A. (as administrative agent and collateral agent) and the other lenders party thereto (the “2023 Term Loan Facility”), providing for a $616.7 million term loan facility, which was fully drawn at closing and matures in May 2030. Viasat received $565.0 million in proceeds from borrowings under the 2023 Term Loan Facility, net of issue discount and underwriting, arrangement and commitment fees. Borrowings under the 2023 Term Loan Facility are required to be repaid in quarterly installments of approximately $1.5 million each, which commence on December 31, 2023, followed by a final installment of approximately $576.6 million at maturity.

Borrowings under the 2023 Term Loan Facility bear interest, at Viasat’s option, at either (i) a base rate equal to the greater of the administrative agent’s prime rate as announced from time to time, the federal funds effective rate plus 0.50%, and the forward-looking SOFR term rate administered by CME for a one-month interest period plus 1.00%, subject to a floor of 1.50% for the initial term loans, plus an applicable margin of 3.50%, or (ii) the forward-looking SOFR term rate administered by CME for the applicable interest period, subject to a floor of 0.50% for the initial term loans, plus an applicable margin of 4.50%, plus a credit spread adjustment ranging from 0.11% to 0.43%.

Borrowings under the 2023 Term Loan Facility are required to be guaranteed by certain significant domestic subsidiaries of Viasat (as defined in the 2023 Term Loan Facility) and secured by substantially all of Viasat’s and any such subsidiary’s assets (which include a pledge of a portion of the Inmarsat shares acquired in the Acquisition). The 2023 Term Loan Facility contains covenants that restrict, among other things, the ability of Viasat and its restricted subsidiaries to incur additional debt, grant liens, sell assets, make investments, pay dividends and make certain other restricted payments. The 2023 Term Loan Facility also contains customary events of default. Upon the occurrence and during the continuance of an event of default, the administrative agent may declare all outstanding amounts under the 2023 Term Loan Facility immediately due and payable.

Certain of the lenders under the 2023 Term Loan Facility, and their respective affiliates, have performed, and may in the future perform, for Viasat and its affiliates various commercial banking, investment banking, financial advisory or other services (including in connection with the Bridge Facility (as defined below) and Viasat’s existing term loan facility and revolving credit facility (collectively, the “Existing Credit Facilities”)) for which they have received and/or may in the future receive customary compensation and expense reimbursement.

The foregoing description of the 2023 Term Loan Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Term Loan Facility, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Bridge Facility

On May 30, 2023, Viasat entered into a Bridge Credit Agreement by and among Viasat (as borrower), JPMorgan Chase Bank, N.A. (as administrative agent) and the other lenders party thereto (the “Bridge Facility”), providing for a $733.4 million unsecured bridge loan facility, which was fully drawn at closing and matures in May 2024 or, if extended, May 2031. Viasat received $692.4 million in proceeds from borrowings under the Bridge Facility, net of escrow interest and commitment and funding fees. Borrowings under the Bridge Facility are required to be repaid, to the extent not previously repaid, at maturity.

Borrowings under the Bridge Facility bear interest, unless the maturity date is extended beyond May 2024, at a rate equal to the forward-looking SOFR term rate administered by CME for the applicable interest period, subject to a floor of 0.50%, plus a credit spread adjustment of 0.26% plus an applicable margin equal to (i) 4.75% from May 30, 2023 to (but excluding) August 30, 2023, (ii) 5.25% from August 30, 2023 to (but excluding) November 30, 2023, (iii) 5.75% from November 30, 2023 to (but excluding) February 29, 2024 and (iv) 6.25% from February 29, 2024 to (but excluding) May 30, 2024. The interest rate for the Bridge Facility is subject to a maximum total rate of 7.50% per annum. If the maturity date of the Bridge Facility is extended beyond May 2024, the borrowings under the Bridge Facility will bear interest at a rate equal to 7.50% per annum.

Borrowings under the Bridge Facility are required to be guaranteed by certain significant domestic subsidiaries of Viasat (as defined in the Bridge Facility). The Bridge Facility contains covenants that restrict, among other things, the ability of Viasat and its restricted subsidiaries to incur additional debt, grant liens, sell assets, make investments, pay dividends and make certain other restricted payments. The Bridge Facility also contains customary events of default. Upon the occurrence and during the continuance of an event of default, the administrative agent may declare all outstanding amounts under the Bridge Facility immediately due and payable.

Certain of the lenders under the Bridge Facility, and their respective affiliates, have performed, and may in the future perform, for Viasat and its affiliates various commercial banking, investment banking, financial advisory or other services (including in connection with the 2023 Term Loan Facility and the Existing Credit Facilities) for which they have received and/or may in the future receive customary compensation and expense reimbursement.

The foregoing description of the Bridge Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Facility, which is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

At the closing of the Acquisition, Viasat issued an aggregate of 46,363,636 shares of Common Stock to the Sellers as the share consideration payable under the Purchase Agreement. Viasat relied upon warranties of and information provided by the Sellers in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act. At the closing of the Acquisition, Viasat entered into a registration rights agreement with the Investor Sellers (as defined below), pursuant to which Viasat has agreed to file a registration statement to register the resale of the shares issued to such Sellers in the Acquisition.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2023, effective as of the closing of the Acquisition and in accordance with the terms of the Purchase Agreement and the Stockholders Agreement, dated as of November 8, 2021 (the “Stockholders Agreement”), between Viasat and certain Inmarsat shareholders (the “Investor Sellers”), the size of the Viasat board of directors (the “Viasat Board”) was increased from eight to ten directors and Andrew Sukawaty and Rajeev Suri were appointed (as the Investor Sellers’ designees) to fill the vacancies created by the new directorships. Messrs. Sukawaty and Suri will serve as Class I and III directors of the Viasat Board, respectively. In addition, effective as of the closing of the Acquisition, Mr. Sukawaty was appointed to the Compensation and Human Resource Committee of the Viasat Board.

Under the Stockholders Agreement, the Investor Sellers have the right to designate two individuals for nomination to the Viasat Board for so long as the Investor Sellers collectively beneficially own at least 25% of the total outstanding shares of Common Stock, and one individual for nomination to the Viasat Board for so long as the Investor Sellers collectively beneficially own at least 15% of the total outstanding shares of Common Stock. A copy of the Stockholders Agreement was filed as Exhibit 10.3 to the Current Report on Form 8-K filed by Viasat with the SEC on November 8, 2021 and is incorporated herein by reference.

Prior to the closing of the Acquisition, Mr. Sukawaty served as the Chairman of Inmarsat, having previously been both Chairman and Chief Executive Officer of Inmarsat between 2003 and 2012. Mr. Sukawaty is a founding partner of Corten Advisers UK LLP, Chairman of Hg Capital USA, Independent Director of Hg Capital LLC and Non-Executive Director of RELX plc. Previously, Mr. Sukawaty was a Senior Independent Director of Sky plc, Chairman of Ziggo N.V., Xyratex Technologies and Telenet, and Deputy Chairman of O2 plc. He has also previously served as an advisor to Apax Partners and Warburg Pincus and has previously been Chief Executive Officer and President of Sprint PCS, a global national wireless carrier, and Chief Executive Officer of NTL Limited. In addition, Mr. Sukawaty previously held various management positions with U.S. West and AT&T and was a Non-Executive Director on various listed companies. Mr. Sukawaty holds a B.B.A. from the University of Wisconsin and an M.B.A. from the University of Minnesota.

Prior to the closing of the Acquisition, Mr. Suri served as Inmarsat’s Chief Executive Officer, a role he assumed in March 2021. Mr. Suri joined Inmarsat from Nokia, where he was most recently President and Chief Executive Officer. From 2009 to 2014, Mr. Suri served as Chief Executive Officer of Nokia Solutions and Networks. In March 2021, he was appointed as a Commissioner of the United Nations Broadband Commission and in March 2022 was elected as chair of the Global Satellite Operators Association (GSOA). Previously, Mr. Suri served as co-chair of the digitalisation task force for the B20 and a member of various digital and healthcare committees at the World Economic Forum. Mr. Suri was also a member of the Chinese Premier’s Global CEO Council from 2014 to 2020 and in 2015 received China’s Marco Polo award. Mr. Suri currently serves as a director of Stryker Corporation (NYSE: SYK) and Singtel. Mr. Suri holds a B.E. in Electronics and Communications and an honorary doctorate from Manipal University.

Messrs. Sukawaty and Suri will be compensated under Viasat’s non-employee director compensation policy as in effect from time to time, as most recently described in Viasat’s 2022 proxy statement filed with the SEC on July 22, 2022. Messrs. Sukawaty and Suri will also each enter into Viasat’s standard form of director and officer indemnification agreement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Purchase Agreement, on May 26, 2023, the Second Amended and Restated Certificate of Incorporation of Viasat (the “Charter”) was amended by that certain Certificate of Amendment to the Charter (the “Certificate of Amendment”) to increase the number of shares of Common Stock authorized for issuance from 100,000,000 to 200,000,000.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in the Introductory Note is incorporated herein by reference.

Item 8.01.	Other Events.

On May 31, 2023, Viasat issued a press release captioned “Viasat Completes Acquisition of Inmarsat.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)	Exhibits

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Viasat, Inc.
10.1	Credit Agreement, dated as of May 30, 2023, by and among Viasat, Inc., Bank of America, N.A. (as administrative agent and collateral agent), and the other lenders party thereto.
10.2	Bridge Credit Agreement, dated as of May 30, 2023, by and among Viasat, Inc., JP Morgan Chase Bank, N.A. (as administrative agent), and the other lenders party thereto.
99.1	Press Release, dated May 31, 2023, issued by Viasat, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2023	VIASAT, INC.

	By:	/s/ Brett Church
	Name:	Brett Church
	Title:	Associate General Counsel